    As filed with the Securities and Exchange Commission on August 13, 1999.
                                                  REGISTRATION NO. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                             WIT CAPITAL GROUP, INC.
             (Exact name of Registrant as specified in its charter)
          DELAWARE                                            13-3900397
(State or other jurisdiction of                             (IRS Employer
 incorporation or organization)                            Identification No.)
                                  -------------
                            826 BROADWAY, SIXTH FLOOR
                            NEW YORK, NEW YORK 10003
                                 (212) 253-4400
          (Address, including zip code, of Principal Executive Offices)
                                 --------------

                              STOCK INCENTIVE PLAN
                         WRITTEN COMPENSATION AGREEMENTS
                             WITH CERTAIN EMPLOYEES

                            (Full title of the plan)
                                  -------------
                                ROBERT H. LESSIN
                                 RONALD READMOND
                           CO-CHIEF EXECUTIVE OFFICERS
                             WIT CAPITAL GROUP, INC.
                            826 BROADWAY, SIXTH FLOOR
                            NEW YORK, NEW YORK 10003
                                 (212) 253-4400
                      (Name, address, and telephone number,
                   including area code, of agent for service)
                                  -------------
                                   COPIES TO:
                            STEPHEN P. FARRELL, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6050
                               FAX: (212) 309-6273
                                  -------------

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                PROPOSED
                                                                              PROPOSED          MAXIMUM
                                                          NUMBER OF           MAXIMUM          AGGREGATE
          TITLE OF SECURITIES TO                         SHARES TO BE         OFFERING          OFFERING            AMOUNT OF
             BE REGISTERED (1)                            REGISTERED(2)    PRICE PER SHARE       PRICE          REGISTRATION FEE
Class C Common Stock, par value $0.01 per share,           6,780,117          $ 1.43(4)     $  9,695,567.31
subject to options granted under the Stock                 6,384,438          $ 2.14(4)     $ 13,662,697.32
Incentive Plan or issued upon exercise of options             82,072          $ 3.57(4)     $    292,997.04
granted under the Stock Incentive Plan (3)                   348,700          $ 9.00(4)     $  3,138,300.00
                                                               3,500          $10.69(4)     $     37,415.00
                                                               4,500          $11.19(4)     $     50,355.00
                                                               2,000          $12.25(4)     $     24,500.00
                                                               3,500          $12.38(4)     $     43,330.00
                                                               3,500          $13.25(4)     $     46,375.00
                                                              80,000          $17.13(4)     $  1,370,400.00
                                                              84,000          $18.13(4)     $  1,522,920.00
                                                               1,000          $21.25(4)     $     21,250.00
                                                              15,500          $21.75(4)     $    337,125.00
                                                               7,000          $23.44(4)     $    164,080.00
                                                              22,950          $27.06(4)     $    621,027.00
                                                               1,000          $27.25(4)     $     27,250.00
                                                               1,000          $29.25(4)     $     29,250.00
                                                               7,000          $31.38(4)     $    219,660.00
                                                               6,500          $31.50(4)     $    204,750.00
                                                              40,000          $32.25(4)     $  1,290,000.00
                                                               3,500          $32.75(4)     $    114,625.00
                                                               3,500          $34.88(4)     $    122,080.00

Class C Common Stock, par value $.01 per share,
reserved for the future grant of options under
the Stock Incentive Plan (3)                               3,614,723          $18.50(5)     $ 66,872,375.50

Class C Common Stock, par value $.01 per share,
issued under written compensation agreements (3)           5,856,666          $18.50(5)     $108,348,321.00
                                                          ----------                        ---------------
                                                          ----------                        ---------------

Class C Common Stock TOTAL                                23,356,666                        $208,256,650.20       $57,895.35
                                                          ----------                        ---------------

Common Stock par value $.01 per share (6)                 23,356,666                (6)     $208,256,650.20                 (6)

----------------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------------


(1) The securities to be registered include the associated rights to purchase preferred stock.

(2) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of Class C common stock or common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the Stock Incentive Plan and any written compensation contracts.

(3) Prior to December 7, 1999, any person who exercises a stock option granted pursuant to the Stock Incentive Plan will receive shares of our Class C common stock which is not transferable until it automatically converts into our common stock on December 7, 1999. Anyone who exercises a stock option on or after December 7, 1999 will receive shares of our common stock.

(4) Calculated pursuant to Rule 457(h) for the purpose of calculating the registration fee, based upon the price at which outstanding options may be exercised.

(5) Calculated pursuant to Rule 457(c), (h) and (i), based upon the average of the high and low prices for the common stock as reported on the Nasdaq National Market for August 10, 1999 and based on the automatic conversion of Class C common stock into common stock on December 7, 1999.

(6) All outstanding shares of Class C common stock will convert into shares of common stock, par value $.01 per share, automatically and without payment of additional consideration on December 7, 1999. Similarly, options exercisable for shares of Class C common stock will become options exercisable for shares of common stock on and after that date. The offering prices per share of common stock are identical to those for the shares of Class C common stock being registered, as demonstrated above. Accordingly, no registration fee for these securities has been paid in accordance with Rule 457(i).

                                EXPLANATORY NOTE


         This registration statement includes a form of prospectus to be used by
(i) certain individuals, who may be deemed to be affiliates, and other current or former employees of Wit Capital Group, Inc. in connection with the resale of shares of common stock to be received by such individuals upon conversion of the shares of Class C common stock to be issued upon exercise of options granted under the Stock Incentive Plan, which shares are being registered pursuant to this registration statement, and (ii) certain individuals who previously acquired Class C common stock (which will automatically convert into common stock on December 7, 1999) upon exercise of options granted under the Stock Incentive Plan or pursuant to written compensation agreements with Wit Capital Group, Inc. or Wit Capital Corporation.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.*

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Explanatory Note to Part I of this Form S-8.

Prospectus



                                12,001,320 Shares
                                ----------


                             WIT CAPITAL GROUP, INC.



                                  Common Stock


                               ------------------


         We are an Internet investment banking and brokerage firm. This prospectus relates to the resale of our common stock by our officers and directors and others who may be in a control relationship with us and by certain of our employees. The common stock which may be sold has previously been acquired, or will be acquired, by these individuals under written compensation contracts or upon exercise of options granted to them under our Stock Incentive Plan. The Stock Incentive Plan amended and restated the Stock Option and Restricted Stock Purchase Plan, effective March 1, 1999.


         We will not receive any of the proceeds from these sales. We will pay all expenses in connection with this offering, other than commissions and discounts of underwriters, dealers or agents.


         Our common stock is quoted on the Nasdaq National Market (Symbol:
WITC). On August 11, 1999, the closing price of the common stock was $19.38 per share.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is August 13, 1999

         We have not, nor has any individual named in this prospectus, authorized any person to give any information or to make any representation other than those contained in, or incorporated by reference into, this prospectus. This prospectus does not constitute an offer to sell or solicitation of an offer to buy.

         We have filed a registration statement on Form S-8 in respect of the common stock offered by this prospectus with the Securities and Exchange Commission under the Securities Act. This prospectus does not contain all of the information contained in the registration statement. You should read this entire prospectus carefully as well as the registration statement for additional information.


                       WHERE YOU CAN FIND MORE INFORMATION

         We must file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents we file at the SEC's public reference rooms in Washington, D.C., New York, N.Y. and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus may update documents previously filed with the SEC, and later information that we file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering:

         - Our quarterly report on Form 10-Q for the period ended June 30, 1999 filed with the SEC on August 13, 1999;

         - Our Registration Statement on Form S-1 (Registration No. 333-74619) filed with the SEC on March 18, 1999 and Amendments Nos. 1 through 3 thereto, in which the terms of the common stock are described;

         - Our prospectus contained in the Registration Statement on Form S-1 (Registration No. 333-74619), filed pursuant to Rule 424(b) under the Securities Act on June 4, 1999, for the offering of 7,600,000 shares of common stock; and

         - Our Form 8-A filed with the SEC on June 1, 1999, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

         You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                             Wit Capital Group, Inc.
                            826 Broadway, Sixth Floor
                            New York, New York 10003
                              Attention: Secretary
                                  212-253-4400
                                -----------------
           Information on our website is not part of this prospectus.

                                  OUR BUSINESS

         We are an Internet investment banking and brokerage firm that uses electronic mail and the Web to offer and sell shares in public offerings to individuals. We also produce and electronically disseminate investment research to individual investors. Directly and through arrangements with twenty-two discount brokerage firms, we expect to be able to offer and sell shares to a substantial number of online individual investors. We also advise corporate clients in connection with significant transactions like mergers and acquisitions and assist them with the development of Internet strategies and businesses and in raising funds from private sources. Our investment banking activities focus on companies that principally use the Internet to conduct their businesses and, more generally, on issuers seeking to market their stock offerings to online individual investors. Beginning recently, we are focusing as well on other rapidly growing sectors of the economy that are related to or dependent on Internet technology.

         We also provide online brokerage services and we are developing a Web-based after-hours digital trading facility through which individual investors will be able to trade Nasdaq and exchange listed securities directly with each other. In addition, we intend to create and manage proprietary Angel Funds(TM) primarily for high net worth individuals. Under our management, these funds will make private investments in companies in the Internet sector and other industries.


                                    PROCEEDS

         We will not receive any of the proceeds from the sale of the shares of our common stock by the individuals named herein.

                              SELLING STOCKHOLDERS

         The following table identifies our executive officers and directors as well as certain of our current and former employees, any of whom may use this prospectus to sell our common stock. The shares listed below will not be transferable until December 7, 1999. We do not know whether the individuals listed below will sell any or all of their shares covered by this prospectus. Assuming all such shares are sold by them, none of the individuals would own one percent (1%) or more of our common stock.(1)


                                                        AS OF AUGUST 11, 1999
                                                        ---------------------
                                                                      NUMBER OF SHARES
                                                NUMBER OF SHARES      COVERED BY THIS
                                                    OWNED(2)            PROSPECTUS
                                                ----------------      ----------------
Susan J. Berkowitz
Senior vice president - marketing
(since 1998)                                        350,000              65,626(A)

Ronald O. Drake
Director of private equity
(since 1999)                                        120,000                8,750

Paul Ezekiel
Managing director - investment banking
(since 1999)                                        392,000              8,945(B)

William C. Feeley
Director of capital markets
(since 1997)                                        350,000             157,500(C)

Lloyd H. Feller
Senior vice president and
co-general counsel
(since 1999)                                        595,000              28,438(D)

Joseph H. Flom
Special advisory board member
(since 1998)                                        151,666              51,041(E)

Charles Hall
Managing director - investment banking
(since 1999)                                        525,000              17,258(F)



                                                        AS OF AUGUST 11, 1999
                                                        ---------------------
                                                                      NUMBER OF SHARES
                                                NUMBER OF SHARES      COVERED BY THIS
                                                    OWNED(2)            PROSPECTUS
                                                ----------------      ----------------
Everett F. Lang
President - digital trading facility
(since 1999)                                       367,000                   22,969(G)

Robert H. Lessin
Co-chief executive officer,
chairman and Director
(since 1998)                                      4,641,000               2,459,725(3)(H)

George M. Lieberman
Senior vice president and
chief information officer
(since 1999)                                       280,000                   35,001(I)

Mark Loehr
Director of investment banking
(since 1999)                                       875,000                   54,688(J)

Robert C. Mendelson
Senior vice president and
co-general counsel
(since 1999)                                       595,000                   28,438(K)

Christopher Mulligan
Managing director - investment banking
(since 1999)                                       525,000                   17,258(L)

Elliot S. Prince
Managing director - research
(since 1999)                                       420,000                   10,695(M)

Ronald Readmond
Co-chief executive officer,
vice chairman, president
and Director
(since 1998)                                      1,932,000                703,500(4)(N)



                                                        AS OF AUGUST 11, 1999
                                                        ---------------------
                                                                      NUMBER OF SHARES
                                                NUMBER OF SHARES      COVERED BY THIS
                                                    OWNED(2)            PROSPECTUS
                                                ----------------      ----------------
M. Bernard Siegel
Chief financial officer
(since 1998)                                     280,000                   52,500(O)

George Tashie                                     70,000                   10,938
Vice president - sales
(since 1998)



                                        AS OF AUGUST 11, 1999
                                        ---------------------
                             NUMBER OF SHARES     NUMBER OF SHARES COVERED
                                 OWNED(2)           BY THIS PROSPECTUS
                             ----------------     ------------------------
OTHER EMPLOYEES AND
FORMER EMPLOYEES

Michael Benedek                   55,000                8,750

David Bisceglia                   35,000                2,188

Richard R. Brescia                 7,000                  437

Jeffrey Chapman                   52,500                3,282

Ronald Conway(5)                  70,000               70,000

Sanjay Das                        31,413                3,413

John Devenney(5)                     583                  583

Miriam Eaves(5)                   12,600               12,600

Matthew Fitch                     24,394                  438

Malik Franklin                    37,100                5,569

Sean Gormley(5)                   73,500               14,000

Kenneth W. Graham                  7,000                  437

Michele Hudak                     24,500                6,562

Tenzing Jangtey                    3,500                  219

Richard Lerner                    52,500                4,375

Jose Leston                        7,000                  437

Joanne Medvecky                   35,000                5,833

Elizabeth Morgan                   7,000                  437



                                        AS OF AUGUST 11, 1999
                                        ---------------------
                             NUMBER OF SHARES     NUMBER OF SHARES COVERED
                                 OWNED(2)           BY THIS PROSPECTUS
                             ----------------     ------------------------

Eve Oliva                          7,000                   437

Julia A. Oliver(5)               210,000                70,000

Barry Osherow                     69,500                50,385

Jane Portnoy(5)                    3,500                 3,500

Gene Robbins                       7,000                   438

Saul Rosenthal                    60,000                 5,833

Howard Seibel(5)                   5,950                 5,950

Cornelius Shields IV              35,000                 5,833

Francine Sommer                   72,917                72,917

William Tkacs(5)                 142,188               142,188

Nancy Hernandez Toste             35,000                 2,188

Bryan Vaniman                     54,600                 4,633

Diane Vivolo(5)                      875                   875

Peter Weinberg                    66,500                24,500

Jason Wright                     252,000               191,770


(1) This prospectus also covers 40,000 shares issued to each of Harry Silver and Elizabeth Schimel, both of whom are our officers, on August 4, 1999 and August 9, 1999, respectively. Both Mr. Silver and Ms. Schimel were issued these shares under our Stock Incentive Plan. All of Mr. Silver's 40,000 shares and all of Ms. Schimel's 40,000 shares are subject to repurchase by us until they vest. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(2) Based on ownership as of August 11, 1999. Includes shares issuable to the named individuals upon exercise of currently outstanding options under the Stock Incentive Plan, whether or not presently exercisable, and shares issued to them under written compensation agreements.

(3) Mr. Lessin's ability to sell his shares is restricted by contract. Under the relevant contractual provision, he cannot sell, in any calendar year, more than the sum of half of the total number of shares he is permitted to sell under Rule 144 under the Securities Act, plus a percentage of any share amount sold by Capital Z Financial Services Fund II, L.P. in that year, plus any allowable transfer amount carried over from a previous year. If this restriction is waived at any time, Mr. Lessin may use this prospectus to sell these shares.

(4) Mr. Readmond's ability to sell his shares is restricted by contract. Under the relevant contractual provision, he cannot sell, in any calendar year, more than the sum of half of the total number of shares he is permitted to sell under Rule 144 under the Securities Act, plus a percentage of any share amount sold by Capital Z Financial Services Fund II, L.P. in that year, plus any allowable transfer amount carried over from a previous year. If this restriction is waived at any time, Mr. Readmond may use this prospectus to sell these shares.

(5) No longer employed by us.

(A) This amount consists of shares owned by Ms. Berkowitz, including 16,042 shares acquired upon exercise of options on July 2, 1999. In addition, Ms. Berkowitz also owns an additional 46,666 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(B) Mr. Ezekiel also owns an additional 171,890 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(C) Mr. Feeley also owns an additional 40,833 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(D) Mr. Feller also owns an additional 426,562 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(E) This amount consists of 46,666 shares owned by Mr. Flom and 4,375 shares subject to presently exercisable options.

(F) Mr. Hall also owns an additional 288,264 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(G) This amount consists of 7,413 shares owned by Mr. Lang and 15,556 shares subject to exercisable options. In addition, Mr. Lang also owns an additional 150,453 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(H) Mr. Lessin also owns an additional 1,565,275 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(I) This amount consists of 25,279 shares owned by Mr. Lieberman and 9,722 shares subject to exercisable options. Mr. Lieberman also owns an additional 85,556 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(J) Mr. Loehr also owns an additional 820,312 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(K) Mr. Mendelson also owns an additional 426,562 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(L) Mr. Mulligan also owns an additional 288,264 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(M) Mr. Prince also owns an additional 196,389 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(N) This amount consists of 598,500 shares owned by Mr. Readmond and 105,000 shares subject to exercisable options. In addition, Mr. Readmond also owns an additional 962,500 shares still subject to repurchase by us. We will supplement this prospectus as necessary as these shares vest and are no longer subject to this repurchase right.

(O) This amount consists of 35,000 shares owned by Mr. Siegel and 17,500 shares subject to exercisable options.

                              PLAN OF DISTRIBUTION

         The shares of our common stock covered by this prospectus will be sold, if at all, by the individuals named above, and not by us. The shares may be sold from time to time as follows:

         - on the Nasdaq National Market, in the over-the-counter market, or on a national securities exchange (any of which may involve crosses and block transactions);

         -    to purchasers directly;

         - in ordinary brokerage transactions in which the broker solicits purchasers;

         - through underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from a seller and/or the purchasers of the shares for whom they may act as agent;

         -    through the writing of options on the shares;

         - through the pledge of shares as security for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of the shares or other interests in the shares;

         - through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

         - through block trades in which the broker or dealer so engaged will attempt to sell the shares as agent or as riskless principal but may position and resell a portion of the block as principal to facilitate the transaction;

         - through exchange distributions in accordance with the rules of the applicable exchange;

         -    in any combination of one or more of these methods; or

         -    in any other lawful manner.

         These sales may be made at prices related to the then current market price or otherwise at prices and on terms then prevailing, or in privately negotiated transactions. In effecting sales, a broker or dealer engaged by an individual using this prospectus to sell common stock may arrange for other brokers or dealers to participate in the sale. In addition, any shares covered by this prospectus which qualify for sale pursuant to Section 4(1) of the Securities Act or Rules 144 or 701(g) under the Securities Act may be sold thereunder rather than by this prospectus.

         The number of shares to be reoffered or resold by means of this prospectus by each individual named above, and any other individual with whom he or she is cooperating for the purpose of selling our common stock, may not exceed the greater of, during any three-month period, (1) 1% of all outstanding shares of our common stock, (2) the average weekly reported volume of trading in our common stock on the Nasdaq National Market during the four weeks preceding, the date of the receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (3) the average weekly volume of trading in our common stock reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Exchange Act during the four-week period specified in clause (ii) above.

         In connection with distributions of the shares or otherwise, an individual using this prospectus to sell common stock may enter into hedging transactions with a broker-dealer. In connection with such a transaction, a broker-dealer may engage in short sales of shares registered hereunder in the course of hedging the positions they assume with the seller. The seller may also sell shares short and deliver the shares to close out such short positions. The seller may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of shares we have registered, which the broker-dealer may resell by this prospectus.

         A seller may pay a broker-dealer or an agent compensation in the form of commissions, discounts or concessions. The broker-dealer and any other participating broker-dealer may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the Securities Act.

         We may be required to file a supplemented prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain (1) information as to whether an underwriter selected by a seller, or any other broker-dealer, is acting as principal or agent for the seller, (2) the compensation to be received by an underwriter selected by a seller or any broker-dealer, for acting as principal or agent for a seller and (3) the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions. Any broker or dealer participating in any distribution of the shares may be required to deliver a copy of this prospectus, including any prospectus supplement, to any individual who purchases any shares from or through such a broker-dealer.

         We have advised the people identified in this prospectus as potential sellers of common stock that during any period when they may be engaged in a distribution of the shares offered by this prospectus, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any seller, any affiliated purchaser and any broker-dealer or other individual who participates in such a distribution from bidding for or purchasing, or attempting to induce any individual to bid for or purchase any security, that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of these factors may affect the marketability of our common stock.

         The people identified in this prospectus as potential sellers of common stock offer to sell all, some or none of the shares covered by this prospectus. Because it is possible that a significant number of shares could be sold simultaneously by means of this prospectus, such sales, or the possibility thereof, may have an adverse effect on the market price of our common stock.


                                 INDEMNIFICATION

         Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such individual shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Our By-Laws provide that we shall, to the fullest extent permitted by law, indemnify our officers and directors for liabilities which they may incur under the circumstances described in the preceding paragraph.

         In addition, we have entered into indemnification agreements with our directors, members of our special advisory board and certain of our officers. Under these agreements, we agree to indemnify the individual to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another individual or entity for which that person is performing services at our request. We will not indemnify a person for any breach of loyalty to us or to our stockholders, or if the individual does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under Section 174 of the General Corporation Law of the State of Delaware, as amended, or for any transaction from which the individual derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. Our obligations to indemnify and to provide advances for expenses are subject to a review process with a reviewer to be determined by our Board of Directors. The rights of directors, special advisory board members and officers under these agreements will not exclude any rights to indemnification otherwise available to them under law or under our Amended and Restated Certificate of Incorporation.

         We have procured standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provisions of our Amended and Restated Certificate of Incorporation, the indemnification agreements with our directors and executive officers or otherwise as a matter of law.

                            VALIDITY OF COMMON STOCK

         The validity of our common stock will be passed upon by Morgan, Lewis & Bockius LLP, New York, New York.


                                     EXPERTS

         Our consolidated financial statements as of March 31, 1999, December 31, 1998 and 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period ended March 31, 1999, the years ended December 31, 1998 and 1997 and for the period from March 27, 1996 (inception) to December 31, 1996, incorporated in this prospectus by reference to our prospectus dated June 4, 1999 have been so incorporated in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of this firm as experts in auditing and accounting.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by us with the SEC are incorporated by reference into this Registration Statement:

         (a) Our quarterly report on Form 10-Q for the period ended June 30, 1999 filed with the SEC on August 13, 1999;

         (b) Our Registration Statement on Form S-1 (Registration No. 333-74619) filed with the SEC on March 18, 1999 and Amendments Nos. 1 through 3 thereto;

         (c) Our Prospectus contained in the Registration Statement on Form S-1 (Registration No. 333-74619), filed pursuant to Rule 424(b) under the Securities Act, on June 4, 1999, for the offering of 7,600,000 shares of common stock; and

         (d) Our Form 8-A, filed on June 1, 1999, including any amendments or reports filed for the purpose of updating the description of our common stock that is incorporated by reference therein.

         All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  DESCRIPTION OF SECURITIES.

         Our common stock is quoted on the Nasdaq National Market.

         The holders of our common stock and Class C common stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors. The holders of our common stock and Class C common stock are entitled to such dividends as may be declared in the discretion of our Board of Directors out of funds legally available therefor, subject to the preferential dividend rights of any shares of preferred stock. Upon liquidation, holders of our common stock and Class C common stock are entitled to share ratably in the remaining assets upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any preferred stock. The holders of our common stock and Class C common stock have no preemptive rights to purchase shares of our stock. Shares of common stock and Class C common stock are not subject to any redemption provisions and shares of common stock are not convertible into any other securities. All outstanding


                                     -II-1-
shares of common stock and Class C common stock are fully paid and non-assessable. Shares of Class C common stock are not transferable until December 7, 1999 when they will automatically convert into common stock.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our Amended and Restated Certificate of Incorporation limits, to the maximum extent permitted by law, the personal liability of our directors and officers for monetary damages for breach of their fiduciary duties as directors and officers, except in certain circumstances involving certain wrongful acts, such as a breach of the director's duty of loyalty or acts of omission which involve intentional misconduct or a knowing violation of law.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In an action by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made if such individual shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

         Our By-Laws provide that we shall, to the fullest extent permitted by law, indemnify our officers and directors for liabilities which they may incur under the circumstances described in the preceding paragraph.

         In addition, we have entered into indemnification agreements with our directors, members of our special advisory board and certain of our officers. Under these agreements, we agree to indemnify the individual to the fullest extent permitted by law for any acts performed, or for failures to act, on our behalf or on behalf of another individual or entity for which that person is performing services at our request. We will not indemnify a person for any breach of loyalty to us or to our stockholders, or if the individual does not act in good faith or for acts involving intentional misconduct, or for acts or omissions falling under Section 174 of the General Corporation Law of the State of Delaware, as amended, or for any transaction from which the individual derives an improper benefit. We agree to indemnify for expenses related to indemnifiable events, and to pay for these expenses in advance. Our obligations to indemnify and to provide advances for expenses are subject to a review process with a reviewer to be determined by our Board of Directors. The rights of directors, special advisory board members and officers under these agreements will not exclude any rights to indemnification otherwise available to them under law or under our Amended and Restated Certificate of Incorporation.


                                     -II-2-

         We have procured standard policies of insurance under which coverage is provided (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to payments which may be made by us to such officers and directors pursuant to the above indemnification provisions of our Amended and Restated Certificate of Incorporation, the indemnification agreements with our directors and executive officers or otherwise as a matter of law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         The outstanding securities to be resold under this registration statement were sold by Wit Capital Group, Inc. or Wit Capital Corporation in transactions that were exempt from the registration requirements of the Securities Act either (i) pursuant to Section 4(2) of the Securities Act, or Regulation D promulgated thereunder, or (ii) with respect to issuances to employees, directors and consultants, Rule 701, promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the instruments representing such securities issued in such transactions. All recipients either received adequate information about us or had adequate access, through their relationships with us, to such information.

Item 8.  EXHIBITS.


         EXHIBIT           DESCRIPTION
         -------           -----------
         5.1               Opinion of Morgan, Lewis & Bockius LLP.

         23.1              Consent of Arthur Andersen LLP.

         23.3              Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

         24                Powers of Attorney (included on pages II-5 and II-6 of this Registration
                           Statement).



Item 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and


                                     -II-3-

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     -II-4-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 30, 1999.

                        WIT CAPITAL GROUP, INC.


                        By /s/ Robert H. Lessin
                           ----------------------------------------------------
                           Robert H. Lessin
                           Chairman of the Board and Co-Chief Executive Officer

         Each person whose signature appears below constitutes and appoints Robert H. Lessin and Ronald Readmond, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the dates indicated.


/s/ Robert H. Lessin           Co-Chief Executive Officer       July 30, 1999
------------------------       and Director
Robert H. Lessin


/s/ Ronald Readmond            Co-Chief Executive Officer       July 30, 1999
------------------------       and Director
Ronald Readmond

/s/ Andrew D. Klein            Director                         July 30, 1999
------------------------
Andrew D. Klein

/s/ John H. N. Fisher          Director                         July 30, 1999
------------------------
John H. N. Fisher


/s/ Edward H. Fleischman       Director                         July 30, 1999
------------------------
Edward H. Fleischman


                                     -II-5-

/s/ Steven M. Gluckstern       Director                         July 30, 1999
------------------------
Steven M. Gluckstern

/s/ Joseph R. Hardiman         Director                         July 30, 1999
------------------------
Joseph R. Hardiman

/s/ Gilbert C. Maurer          Director                         July 30, 1999
------------------------
Gilbert C. Maurer

/s/ Adam Mizel                 Director                         July 30, 1999
------------------------
Adam Mizel

/s/ M. Bernard Siegel          Chief Financial Officer          July 30, 1999
------------------------
M. Bernard Siegel


                                     -II-6-

                                  EXHIBIT INDEX


         EXHIBIT           DESCRIPTION
         -------           -----------
         5.1               Opinion of Morgan, Lewis & Bockius LLP.

         23.1              Consent of Arthur Andersen LLP.

         23.3              Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

         24                Powers of Attorney (included on pages II-5 and II-6 of this Registration
                           Statement).


                                     -II-7-